SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): May 28, 2003

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 9.    Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Feb. '03	Mar. '03	Apr. '03
Process Control	0 to +5	+5 to +10	+5 to +10
Industrial Automation	+10 to +15	+10 to +15	+10 to +15
Electronics and Telecom	-5 to 0	-10 to -5	-10
HVAC	+10 to +15	0 to +5	0 to +5
Appliance and Tools	0 to +5	-5 to 0	-5 to 0
Total Emerson	0 to +5	0 to +5	0 to +5

April’03 Order Comments:

Favorable currency exchange rates positively affected April orders by approximately 4 percent. Underlying trends (excluding currency, acquisitions and divestitures) are down slightly as North America continues to be weak.

Process orders reflect strength in the systems business worldwide, offset by broad weaknesses in North America.

Industrial Automation orders reflect steady demand in most industrial goods markets offset by softness in North America.

Electronics and Telecommunications orders continue to weaken due to more cautious computer and telecommunications markets.

HVAC orders indicate stable demand in the U.S., Europe and Asia.

Appliance and Tools orders weakened, reflecting softness in the industrial and appliance markets in North America.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 28, 2003	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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